===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            V.I. TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------


     (5) Total fee paid:

         ---------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ---------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            V.I. TECHNOLOGIES, INC.

                                155 Duryea Road
                           Melville, New York 11747

                                              April 26, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of V.I. Technologies, Inc. which will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, NY 11747 on Friday, May 26, 2000, at 10:00 am local time. I look forward to greeting as many of our stockholders as possible.

     Details of the business to be conducted at the Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed envelope so that your shares will be represented at the Meeting. If you so desire, you may withdraw your proxy and vote in person at the Meeting.

     We look forward to meeting those of you who will be able to attend the Meeting.

                              Sincerely,

                              John R. Barr
                              President and Chief Executive Officer

                            V.I. TECHNOLOGIES, INC.
                                155 Duryea Road
                           Melville, New York 11747

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be held Friday, May 26, 2000

To the Stockholders of V.I. TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of V.I. Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, NY 11747 on Friday, May 26, 2000, at 10:00 am local time, for the following purposes:

     1. To elect three Class II Directors to serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified.

     2. To amend the Company's 1998 Equity Incentive Plan (the "1998 Equity Plan") to increase the number of shares of the Company's Common Stock for which awards may be granted under the 1998 Equity Plan from 2,400,000 shares to 3,000,000 shares.

     3. To ratify the appointment of KPMG LLP as the Company's independent accountants for the current fiscal year.

     4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 3, 2000 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

                       By Order of the Board of Directors

                       June Heck, Secretary

April 26, 2000

     All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign, and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.

================================================================================
                            YOUR VOTE IS IMPORTANT
            TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
                ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.
================================================================================

                                PROXY STATEMENT

                                      OF

                            V.I. TECHNOLOGIES, INC.

GENERAL

     This Proxy Statement and Notice of Annual Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of V.I. Technologies, Inc. (the "Company") for use at the Company's 2000 Annual Meeting of Stockholders (the "Meeting") to be held at the Huntington Hilton, 598 Broadhollow Road, Melville, NY 11747 on Friday, May 26, 2000, at 10:00 am local time, or at any adjournment or postponement of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are being mailed on or about April 26, 2000, to all stockholders entitled to notice of and to vote at the Meeting. The principal executive office of V.I. Technologies, Inc. is located at 134 Coolidge Avenue, Watertown, Massachusetts 02472 and the Company's telephone number is (617) 926-1551.

SOLICITATION

     The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company.
Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of common stock, $0.01 par value per share, of the Company (the "Common Stock") held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, and personal solicitation by Directors, officers and other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record at the close of business on Monday, April 3, 2000, will be entitled to notice of, and to vote at, the Meeting. As of April 3, 2000, the Company had outstanding 19,818,614 shares of Common Stock. Each share of Common Stock is entitled to one vote on each proposal that will come before the Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

REVOCABILITY OF PROXY AND VOTING OF SHARES

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 134 Coolidge Avenue, Watertown, Massachusetts 02472, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Secretary of the Company to vote in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (I) FOR the election of the Class II Directors described herein; (II) FOR the amendment to the Company's 1998 Equity Incentive Plan (the "1998 Equity Plan") to increase the number of shares of the Company's Common Stock for which awards may be granted under the 1998 Equity Plan from 2,400,000 shares to 3,000,000 shares; (III) FOR the ratification of the appointment of KPMG LLP as the Company's independent accountants for the current fiscal year, and (IV) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

STOCKHOLDER PROPOSALS

     The Company's Amended and Restated Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 50 days nor more than 75 days before the meeting date, unless less than 65 days' notice or public disclosure of the meeting date is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee(s) and the stockholder making the proposal or nomination(s). Accordingly, to be brought before the Annual Meeting of Stockholders, proposals must be received by not later than the close of business on May 11, 2000.

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 28, 2000 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

          SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's shares of Common Stock as of January 31, 2000, (I) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock; (II) by each of the Company's executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (III) by each of the Company's Directors; and (IV) by all current Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                         Number of Shares
NAME OF BENEFICIAL OWNER              Beneficially Owned (1)  PERCENT OF CLASS
------------------------              ----------------------  ----------------


5% STOCKHOLDERS

Ampersand Funds(2)                          6,234,143               31.45
     55 William Street, Suite 240
     Wellesley, MA 02481
New York Blood Center, Inc.(3)              3,434,704               17.33
     310 East 67th Street
     New York, NY 10021-6295
CB Capital Investors, L.P.(4)               1,801,470                 9.1
     c/o Chase Capital Partners
     380 Madison Avenue
     12th Floor
     New York, NY 10017
Pall Corporation(5)                         1,445,960                 7.3
     2200 Northern Boulevard
     East Hills, NY 11548
Massachusetts Financial Services
  Company (6)                                 996,335                   5
     500 Boylston Street
     Boston, MA 02116

NAMED EXECUTIVE
OFFICERS

Samuel K. Ackerman, M.D.                      428,637                 2.2
John R. Barr(7)                               183,810                   *
Thomas T. Higgins(8)                           66,222                   *

OTHER DIRECTORS

Richard A. Charpie(9)                       6,234,143               31.45
Jeremy Hayward-Surry(10)                            -                   -
Bernard Horowitz, Ph.D.(11)                   268,115
Irwin Lerner                                   14,416                   *
Peter D. Parker(12)                         6,234,140               31.45
David Tendler(13)                           3,444,454                17.4
Damion Wicker, M.D.(14)                     1,801,470                 9.1
All Current Directors and Executive
 Officers as a Group (10 persons)(15)

___________________
* Indicates less than one percent

(1) Beneficial ownership of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of Common Stock subject to options currently exercisable or which become exercisable on or before March 31, 2000 are deemed to be beneficially owned and outstanding by the person holding such options and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Consists of 4,632,915 shares held by Ampersand Specialty Materials and Chemicals III Limited Partnership ("ASMC III"), 75,331 shares held by Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership ("ASMC III CF"), 1,052,343 shares held by Ampersand Specialty Materials and Chemicals II Limited Partnership ("ASMC II"), 331,488 shares held by Laboratory Partners I Limited Partnership ("Lab Partners") and 142,066 shares held by Laboratory Partners Companion Fund Limited Partnership ("Lab Partners CF"). ASMC-III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which itself is the general partner of both ASMC III and ASMC III CF and has voting and investment control over the shares held by those two entities. ASMC-II MCLP LLP is the general partner of ASMC-II Management Company Limited Partnership, which itself is the general partner of ASMC II and has voting and investment control over the shares held by ASMC II. Ampersand Lab Partners MCLP LLP is the general partner of Ampersand Lab Partners Management Company Limited Partnership, which itself is the general partner of both Lab Partners and Lab Partners CF and has voting and investment control over the shares held by those two entities. The general partners of ASMC-III MCLP LLP, who share voting and investment control over the shares controlled by ASMC-III MCLP LLP, are Richard A. Charpie, Peter D. Parker, Stuart A. Auerbach, K. Kachadurian, David J. Parker and Charles D. Yie. Richard A. Charpie, Peter D. Parker, Stuart A. Auerbach and Charles
     D. Yie are the general partners of ASMC-II MCLP LLP and Ampersand Lab Partners MCLP LLP and share voting and investment control over the shares controlled by those entities. Richard A. Charpie is the Managing General Partner of each of ASMC-II MCLP LLP, ASMC-III MCLP LLP, and Ampersand Lab Partners MCLP LLP. Richard A. Charpie and Peter D. Parker are Directors of the Company.

(3) Mr. Tendler, a Director of the Company, is a member of the Board of Trustees and Executive Committee of the New York Blood Center, Inc. ("NYBC").

(4) Dr. Wicker, a Director of the Company, is a General Partner of Chase Capital Partners, which is a limited partner of CB Capital Investors, L.P. CB Capital Investors, Inc., a wholly-owned subsidiary of Chase Manhattan Bank, is the general partner of CB Capital Investors, L.P. The Chase Manhattan Bank is a wholly-owned subsidiary of Chase Manhattan Corporation.

(5) Mr. Hayward-Surry, a Director of the Company, is the President and a director of Pall Corporation.

(6) Based on the information provided in the Schedule 13G filed by Massachusetts Financial Services Company ("MFS") with the Securities and Exchange Commission on February 11, 2000. MFS has sole voting power over 779,375 shares and sole dispositive power over 996,735 shares.
(7) Includes 183,810 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2000.
(8) Includes 60,000 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2000.
(9) Consists solely of shares described in note (3) of which Dr. Charpie may be considered the beneficial owner. Dr. Charpie disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(10) Excludes the shares held by Pall Corporation.
(11) Consists entirely of shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2000.
(12) Consists solely of shares described in note (3), of which Mr. Parker may be considered the beneficial owner of the shares described in note (3). Mr. Parker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(13) Consists of 3,434,704 shares held by the NYBC, of which Mr. Tendler may be considered the beneficial owner, 3,500 shares directly owned by Mr. Tendler and 6,250 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2000. Mr. Tendler disclaims beneficial ownership of the shares held by NYBC.
(14) Consists solely of shares held by CB Capital Investors, L.P., of which Dr. Wicker may be considered the beneficial owner. Dr. Wicker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(15) Includes 255,713 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board is divided into three classes. One class of Directors is elected each year for a three-year term. The term of the Company's Class II Directors will expire at this Meeting. The nominees for Class II Director are Jeremy Hayward-Surry, Peter D. Parker and Damion E. Wicker, M.D. Messrs. Hayward-Surry, Parker and Wicker are currently Class II Directors of the Company and are available for re-election as Class II Directors. The Class II Directors elected in 2000 will serve for a term of three years which will expire at the Company's 2003 Annual

Meeting of Stockholders or when their successors are elected and qualified.
It is intended that the persons named as Proxies will vote for Jeremy Hayward-Surry, Peter D. Parker and Damion E. Wicker, M.D. for election to the Board as Class II Directors.

     The affirmative vote of the holders of a plurality of the Common Stock represented and voting at the Meeting will be required to elect Jeremy Hayward-Surry, Peter D. Parker and Damion E. Wicker, M.D. to the Board. If Messrs. Hayward-Surry and Parker and Dr. Wicker are re-elected as Directors at the Meeting, the Board will consist of a total of nine Directors, seven of whom have principal occupations outside the Company, one of whom is the President and Chief Executive Officer of the Company and one of whom is Executive Vice President, Research and Development.

          MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES

Biographical Information

     Biographical and certain other information concerning the Directors of the Company is set forth below:

CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

     JEREMY HAYWARD-SURRY, age 57, has served as a Director of the Company since December 1997. He has been the President of Pall Corporation since July 1994 and a member of its Board of Directors since April 1993. Mr. Hayward-Surry was also the Treasurer and Chief Financial Officer of Pall from August 1992 until December 1997 and Executive Vice President of Pall from 1992 to July 1994. Mr. Hayward-Surry is a Fellow of the Institute of Chartered Accountants in England and Wales.

     PETER D. PARKER, age 49, has served as a Director of the Company since October 1995. After fourteen years at AMAX, a metals company, Mr. Parker joined Ampersand in 1989 to lead its first specialty materials venture capital partnership, Ampersand Specialty Materials Ventures Limited Partnership, and Mr. Parker is a General Partner of Ampersand Ventures. He currently serves as a director of Lighting Technologies International, and as the Chairman of CoPharma, Inc., MicroPack Corporation and Protein Ingredient Technologies. He holds an M.S. in Chemical Metallurgy from Columbia University.

     DAMION E. WICKER, M.D., age 39, has served as a Director of the Company since May 1997. Dr. Wicker is a General Partner of Chase Capital Partners. Previously, Dr. Wicker was President of Adams Scientific since July 1991, and, prior to that, held positions with MBW Venture Partners and Alexon, Inc. Dr. Wicker was also a Commonwealth Fund Medical Fellow for the National Institute of Health. He currently is a director of Landec Corporation and several privately-held health care companies. Dr. Wicker received a B.S. with Honors from The Massachusetts Institute of Technology, an M.D. from Johns Hopkins University and holds an M.B.A. from The Wharton School of the University of Pennsylvania.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     JOHN R. BARR, age 43, joined the Company as President, Chief Executive Officer and a Director in November 1997. Previously, Mr. Barr served as President of North American Operations at Haemonetics Corporation from 1995 to 1997 where he had responsibility for Haemonetics' blood bank, commercial plasma and blood bank services businesses. He also managed the global manufacturing and North American research and development functions and served as a member of the Board of Directors of Haemonetics. Prior to joining Haemonetics in 1990, he held various positions at Baxter Healthcare Corporation. Mr. Barr has an undergraduate degree in Biomedical Engineering from the University of Pennsylvania and an M.M. from the Kellogg School of Management at Northwestern University.

     RICHARD A. CHARPIE, PH.D., age 48, has served as a Director of the Company since October 1995. Dr. Charpie served as the Chief Executive Officer of the Company from August 1997 to November 1997. He was the Vice President of the Company from November 1997 until January 1998. Dr. Charpie has been the Managing General Partner of Ampersand Ventures and all of its affiliated partnerships ("Ampersand") since he founded Ampersand in 1988 as a spin-off of the venture capital group of PaineWebber Incorporated. Currently, Dr. Charpie serves as a director of TriPath Imaging and of several privately-held companies. Dr. Charpie holds an M.S. in Physics and a Ph.D. in Applied Economics and Finance, both from The Massachusetts Institute of Technology.

     IRWIN LERNER, age 69, has served as a Director of the Company since September 1996. He is the former Chairman of the Board of Directors, Chairman of the Executive Committee, President and Chief Executive Officer of Hoffmann-LaRoche Inc., having retired in September 1993 after being an employee of the company for over 31 years. Mr. Lerner is the Chairman of the Board of Medarex, Inc. and serves on the boards of Humana Inc., Public Service Enterprise Group, Covance Inc. and Axys Pharmaceuticals. He has been a member of the Board of Project Hope and has chaired the New Jersey Governor's Council for a Drug-Free Workplace. He served for twelve years on the Board of Pharmaceutical Manufacturers Association (now PhRMA), including chairing the Association's FDA Issues Committee and the PMA Foundation. Mr. Lerner has served on the Boards of the National Committee for Quality Health Care, the Partnership for New Jersey and the Center for Advanced Biotechnology and Medicine of Rutgers University.
He received his B.S. and M.B.A. degrees from Rutgers University, where he is currently the Distinguished Executive-in-Residence at the Graduate School of Management.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

    SAMUEL K. ACKERMAN, M.D., age 52, co-founded Pentose in June 1995 and served as President, Chief Executive Officer and Director of Pentose from February 1997 until the merger with the Company on November 12, 1999. He previously served as Vice President, Development and Regulatory Affairs of OraVax, Inc. from December 1993 to January 1997. From May 1986 to November 1993 he was Senior Vice President, Medical and Regulatory Affairs of XOMA Corporation and before that directed the Investigational New Drug Division of the Center for Biologics Evaluation and Research of the Food and Drug Administration.

     BERNARD HOROWITZ, PH.D., age 55, joined the Company as Executive Vice President, Chief Scientific Officer and a Director in February 1995. Dr. Horowitz retired as Executive Vice President and Chief Scientific Officer of the Company in October, 1999, but continues to serve on the Company's Board. Prior to joining the Company, Dr. Horowitz was the NYBC's Vice President for Commercial Development and a Laboratory Head in the NYBC's Lindsley F. Kimball Research Institute. He is internationally recognized for his research on blood viral safety and the preparation and characterization of new therapeutics from blood protein solutions and he holds several U.S. and non-U.S. patents for these processes. He has extensive experience from his positions at the NYBC and the Company with the regulatory process including product license and establishment license applications and administration. Dr. Horowitz has authored over 60 scientific publications and reviews on a wide range of subjects including: virus inactivation of blood proteins and blood cells, HBV detection, hemoglobin as a blood substitute and leukocyte interferon as an antiviral and anticancer agent. Additionally, he has served as a scientific consultant to the National Institutes of Health, the Food and Drug Administration, the National Hemophilia Foundation and the International Association of Biological Standardization. Dr. Horowitz received his B.S. in Biology from the University of Chicago and his Ph.D. from Cornell University Medical College.

     DAVID TENDLER, age 62, has served as a Director and Chairman of the Company since December 1994. In 1985, Mr. Tendler founded his own international consulting firm, Tendler Beretz LLC, and has since remained as President and Chief Executive Officer. In 1981, he was named Chairman and CEO of Phibro Corporation, which subsequently acquired Salomon Brothers--at which point Mr. Tendler became Co-Chairman and CEO of Phibro-Salomon. He joined Philipp Brothers (the predecessor to Englehard Minerals & Chemicals Corp./Phibro Corp.) in 1960, managed Far Eastern operations for more than seven years, and was promoted to President of Phibro in 1975. He remains active in the private equity and consulting businesses, and in various charitable organizations, including service as a director of BioTechnology General Corporation and a member of the Board of Trustees and the Executive Committee of the NYBC. Mr. Tendler has a B.B.A. from the City University of New York.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended January 1, 2000 ("Fiscal Year 1999"), the Board of Directors held 6 meetings. The Board has two committees: an Audit Committee and a Compensation Committee. There is no Nominating Committee or any committee performing the functions of a nominating committee.

     The Audit Committee consists of Dr. Charpie and Mr. Hayward-Surry, with Mr. Hayward-Surry serving as Chairman. Neither Dr. Charpie nor Mr. Hayward-Surry are current employees of the Company. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. The Audit Committee met five times in fiscal year 1999.

     The Compensation Committee of the Board of Directors is currently composed of Mr. Lerner, Mr. Parker and Dr. Wicker, with Mr. Lerner serving as Chairman. None of the Compensation Committee members are employees of the Company. The Compensation Committee determines the compensation to be paid to all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee's duties include the administration of the Company's 1998 Equity Plan. The Compensation Committee met once in Fiscal Year 1999.

     Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

                                  PROPOSAL 2

      AMENDMENT OF THE COMPANY'S 1998 EQUITY INCENTIVE PLAN TO INCREASE
             THE NUMBER OF SHARES FOR WHICH AWARDS MAY BE GRANTED
                  UNDER THE 1998 EQUITY INCENTIVE PLAN FROM
                      2,400,00 SHARES TO 3,000,000 SHARES

     A proposal will be presented at the Meeting that the Stockholders approve an amendment to the Company's 1998 Equity Incentive Plan (the "1998 Equity Plan") to increase the maximum shares of Common Stock for which options may be granted under the 1998 Equity Plan from 2,400,000 shares to 3,000,000 shares, subject to adjustment for stock splits, stock dividends and certain other transactions affecting the Company's capital stock. In order to ensure that sufficient shares are available for options over the next few years, the Board of Directors has voted to increase the number of shares for which Awards may be granted under the 1998 Equity Plan by 600,000 shares.

General
-------

     The 1998 Equity Plan enables the Company to offer competitive compensation so as to attract and retain top quality personnel, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Stock options granted under the 1998 Equity Plan are a significant element of compensation for the Company, as they are in the biotechnology industry generally. Competition for the best personnel in the biotechnology industry is intense. The Board of Directors believes that it is essential for the Company's future strength to continue to offer competitive equity compensation to employees.

     The 1998 Equity Plan permits the grant of incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and stock units (collectively, "Awards") to employees, directors and consultants of the Company. No stock appreciation rights or other Awards other than stock options have been granted to date. The 1998 Equity Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The 1998 Equity Plan may be amended or terminated at any time by the Board of Directors, subject to approval by the Stockholders when such approval is deemed to be necessary or advisable by the Board.

     Although the Compensation Committee has discretion in granting Awards, the exercise price of any incentive stock option ("ISO") may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant (and all nonstatutory stock options granted to date also have been at fair market value). No ISO granted under the 1998 Equity Plan is transferable by the optionee other than by will or the laws of descent and distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the 1998 Equity Plan may not exceed ten years, and no ISO may be granted under the 1998 Equity Plan more than ten years from the Plan's adoption.

     Options are generally granted subject to forfeiture restrictions that lapse over time during the optionee's employment. Vested options are generally cancelled if not exercised within a specified time after termination of the optionee's employment.

Options Granted to Date under the 1998 Equity Plan and Shares Available for
---------------------------------------------------------------------------
Future Grants
-------------

     As of March 20, 2000, options to purchase an aggregate of 2,359,263 shares had been granted (not counting grants subsequently terminated) under the 1998 Equity Plan, 1,554,312 shares were outstanding under the 1998 Equity Plan, and there currently remain 40,737 shares available for award under the 1998 Equity Plan. The aggregate number of shares for which Awards may be granted under the 1998 Equity Plan is subject to appropriate adjustment in the event of a stock split or other recapitalization. Shares also may be issued under the 1998 Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the total number of shares available under the 1998 Equity Plan.

Federal Income Tax Consequences Relating to 1998 Equity Plan Stock Options
--------------------------------------------------------------------------

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the 1998 Equity Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain, and any loss sustained will be a long-term capital loss. No deduction would be allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Nonstatutory Stock Options. No income is realized by the optionee upon the grant of a nonstatutory option. Upon exercise of a nonstatutory stock option, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for the Company.

Votes Required to Approve the Amendment
---------------------------------------

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to amend the 1998 Equity Plan to increase the number of shares of Common Stock for which awards may be granted under the 1998 Equity Plan from 2,400,000 shares to 3,000,000 shares.

     The Board of Directors considers the Company's ongoing program of granting stock options broadly across the employee base to be very important to the Company's ability to compete for top talent and a significant incentive to promote the Company's success and, therefore, in the best interests of the Company's Stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

                                  PROPOSAL 3

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed KPMG LLP, independent accountants, to audit the Company's consolidated financial statements for the fiscal year ending January 1, 2001, and recommends that the stockholders vote for ratification of such appointment. A representative of KPMG LLP will be present at the Meeting and will be available to respond to appropriate stockholders' questions and to make a statement if he or she desires to do so.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to ratify the selection of KPMG LLP.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

                            ADDITIONAL INFORMATION

Management

     Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not Directors of the Company:

         NAME                      AGE                 POSITION
         ----                      ---                 --------
Thomas T. Higgins                   49  Chief Financial Officer and Executive
                                        Vice President, Operations

     THOMAS T. HIGGINS has served as Chief Financial Officer and Executive Vice President, Operations of the Company since June 1998. Prior to joining the Company, Mr. Higgins was with the Cabot Corporation from 1985 to 1997, most recently as President of Distrigas of Massachusetts Corporation, a subsidiary of the Cabot Corporation with revenues of $190 million. Also in 1997, Mr. Higgins was Executive Vice President and Chief Operating Officer of Cabot's Liquified Natural Gas Division. From 1989 to 1997, Mr. Higgins served the Cabot Corporation in Asia, as Vice President and General Manager of the Pacific Asia Carbon Black Division in Malaysia (1996-1997), Managing Director in Indonesia (1990-1995) and Director of New Ventures in Japan (1989-1990). Mr. Higgins holds a B.B.A. from Boston University.

     There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

COMPENSATION OF DIRECTORS

     Mr. Tendler receives $40,000 a year for his services as Chairman of the Company's Board of Directors. Mr. Lerner receives $1,000 for each meeting of the Board or of any committee of the Board which he attends. Dr. Horowitz receives $200 per hour for his services as a consultant to the Company. All members of the Company's Board receive reimbursement of expenses associated with their attendance of meetings of the Board or of any committee thereof of which they are a member.

     In addition, directors who are not also officers or employees of the Company receive grants of options under the 1998 Director Stock Option Plan, as amended. This plan provides for four kinds of option grants, (i) automatic initial grant of options on October 9, 1998; (ii) automatic grant of options upon initial election to the Board subsequent to October 9, 1998; (iii) automatic annual grant of options; and (iv) additional automatic initial grant of options on October 9, 1998. The term of all options granted under the 1998 Director Plan, as amended, is ten years from the date of grant. The exercise price for all options granted under the 1998 Director Plan, as amended, is equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant. The exercise price may be paid in cash or shares.

     Pursuant to the 1998 Director Plan, Mr. Tendler, Dr. Charpie, Mr. Parker, Mr. Lerner and Dr. Wicker each received an automatic annual grant of options on May 21, 1999 to purchase 2,000 shares of common stock.

     Mr. Hayward-Surry is prohibited by his employer from receiving stock options from the Company and has not received any grants under the 1998 Director Plan. In 1999, Mr. Hayward-Surry received cash compensation in the form of a $14,000 annual retainer and a $2,000 per meeting fee for a total of $28,000.

                            EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by the Company for services in all capacities for fiscal years ended January 1, 2000, January 2, 1999, and December 31, 1997 to its Chief Executive Officer and to each of the other persons who served as executive officers of the Company during Fiscal Year 1999 and whose salary plus bonus exceeded $100,000 in Fiscal Year 1999 (all three being hereinafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                                    Annual                                Compensation
                                                 Compensation                                Awards
                                                 ------------                                ------
---------------------------------------------------------------------------------------------------------------
Name and                         Year          Salary($)        Bonus           Securities        All Other
Principal Position                                                              Underlying       Compensation
                                                                                Options (1)        ($) (2)
---------------------------------------------------------------------------------------------------------------
John R. Barr                     1999           324,231        122,500            50,000
  President and Chief            1998           294,811         22,500
  Executive Officer              1997 (3)        16,154            -0-           367,621           6,635 (4)
Thomas T. Higgins                1999           199,231         64,750            40,000
  Executive Vice President,      1998 (5)        94,098            -0-           100,000
  Operations and
  Chief Financial Officer
Bernard Horowitz, Ph.D.(6)       1999           250,708         53,555            25,000
                                 1998           197,058            -0-
                                 1997           182,262         36,960           125,223
Samuel K. Ackerman, M.D.(7)      1999            31,625
   Executive Vice President

________________
(1) All stock options in this column were granted under the 1998 Equity Plan, which is administered by the Compensation Committee. Each of these options has an exercise price equal to fair market value on the date of the grant, vests in four equal annual installments on the first four anniversaries of the date of grant, and expires either ten years from the date of grant or in four equal installments ten years from the dates of vesting.

(2) Excludes perquisites and other personal benefits, securities or property which, in the aggregate, are less than the lesser of $50,000 or ten percent (10%) of the total of the annual salary and bonus reported for the Named Executive Officer for the year.

(3) Mr. Barr became President and Chief Executive Officer of the Company in November 1997. The information shown in this table for 1997 reflects compensation earned by Mr. Barr from November 24, 1997 through December 31, 1997.

(4) Consists of reimbursement of relocation expenses.

(5) Mr. Higgins became Executive Vice President, Operations and Chief Financial Officer of the Company in June 1998. The information shown in this table for 1998 reflects compensation earned by Mr. Higgins from June 1998 through January 2, 1999.

(6) Dr. Horowitz served as Executive Vice President and Chief Scientific Officer until retiring from such position in October 1999.

(7) Dr. Ackerman's employment commenced on November 12, 1999. The information shown in this table reflects compensation earned by Dr. Ackerman from November 12, 1999 through January 1, 2000. His annual salary is $280,000.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth information concerning individual grants of options to purchase Common Stock made to each Named Executive Officer during Fiscal Year 1999. Dr. Ackerman and Dr. Horowitz were not granted any options to purchase Common Stock in Fiscal Year 1999.


                                                   Individual Grants
                             -----------------------------------------------------------
                                                Percentage
                                                 of Total                                        Potential Realizable Value at
                               Number of          Options                                        Assumed Annual Rates of Stock
                               Securities       Granted to                                       Price Appreciation for Option
                               Underlying      Employees in     Exercise or                                Term (4)
                                Options        Fiscal Year      Base Price    Expiration         -----------------------------
Name                         Granted(#)(1)        1999(2)        ($/Share)     Date (3)               5%($)              10%($)
----                         -------------        -------        ---------     ---------         ---------            --------
Thomas T. Higgins                40,000            4.7%             7.75         4/09             $445,200            $710,000
John R. Barr                     50,000            5.9%             7.75         4/09             $556,500            $887,500

_________________
(1)  See Note (1) to the Summary Compensation Table.
(2) Options to purchase an aggregate of 847,408 shares were granted to all employees in Fiscal Year 1999.
(3) Options expire 10 years from grant date unless the individual terminates employment. At that time, all vested options expire 90 days from termination date.
(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

      1999 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     Presented below is information with respect to the number of shares issued upon option exercises by the Named Executive Officers during Fiscal Year 1999 and the value realized by the Named Executive Officers upon such exercises. The table also provides information about the number and value of unexercised stock options to purchase the Company's Common Stock held by each Named Executed Officer as of January 1, 2000. Dr. Ackerman did not own any option to purchase shares of the Company's Common Stock as of January 1, 2000.

                          Number of Securities          Value of Unexercised
                         Underlying Unexercised             In-the-Money
                               Options at                    Options at
                           January 1, 2000(#)            January 1, 2000($)
                              Exercisable/                  Exercisable/
   Name                       Unexercisable               Unexercisable(1)
   ----                       -------------               ----------------
John R. Barr                183,810/233,810                      -/-
Thomas T. Higgins            25,000/115,000                      -/-

_____________________
(1) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on December 31, 1999, which closing price was $6.875.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three independent, disinterested Directors who are not employees of the Company. The Compensation Committee regularly reviews and generally approves all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees.

     The Company's executive compensation program is designed to be linked closely to corporate performance and returns to Stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of each executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

     The key elements of the Company's executive compensation consist of base salary, annual incentive bonuses and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Barr, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits, as well as the programs described below.

Base Salary.

     Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the biotechnology industry, but does not utilize any particular indices or peer groups. Base salaries are reviewed on an annual basis using compensation surveys for the biotechnology industry. Mr. Barr's base salary was determined by the compensation committee as being commensurate with the base compensation paid to similarly situated officers in comparable companies to the Company.

Annual Incentive Bonus.

     The Committee reviews the Company's annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short term financial and milestone target achievement performance objectives of the Company as a whole. The executive officers of the Company then have an opportunity to earn a payout of their individual target bonuses in each fiscal year provided that the Company meets or exceeds its performance plan for the year. These bonuses are prorated to the extent that the Company achieves a portion of its performance plan. The Committee has complete discretionary authority to award full bonuses or special bonuses for special achievements. Mr. Barr's bonus reflects the Committee's assessment of Mr. Barr's performance compared against agreed upon personal and Company goals, as well as the overall progress of the Company.

Stock Options.

     Under the Company's 1998 Equity Incentive Plan, which was approved by Stockholders, stock options are granted to the Company's executive officers. Stock options granted to executives have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over four years. Stock option grants are designed to provide incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past. Mr. Barr's option grant in Fiscal Year 1999 reflects the Committee's assessment of Mr. Barr's performance compared against agreed upon personal and Company goals, as well as the overall progress of the Company.

     The Committee believes that the foregoing combination of base salaries, incentive bonuses and stock option incentives have helped develop a Senior Management Group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

     The foregoing report has been furnished by Irwin Lerner (Chairman), Peter Parker and Damion Wicker, M.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 12, 1999, the Company completed its acquisition of Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose"), pursuant to an Agreement and Plan of Merger and Reorganization dated as of July 28, 1999, as amended November 8, 1999 (the "Merger Agreement"), by and among the Company, Pentose, and certain stockholders of Pentose. Pursuant to the Merger Agreement, Pentose merged directly with and into the Company, with the Company as the surviving corporation, effective as of November 12, 1999. Each share of Pentose Common Stock, Pentose Series A Preferred Stock, and Pentose Series B Preferred Stock was converted into the right to receive 0.48937, 0.60222, and 0.77506 of a shares of the Company Common Stock, respectively. The total number of shares of the Company's Common Stock issued in the merger was 6,443,731. Each outstanding option and warrant to purchase Pentose Common Stock was converted into the right to purchase 0.48937 of a share of the Company's Common Stock. A total of approximately 500,000 shares of the Company's Common Stock are issuable to option-holders and warrant-holders of Pentose upon exercise of options and warrants assumed in the merger.

     The principal business of Pentose is the development for commercialization and novel antiviral products for medical use based on applications of nucleic acid chemistry. Pentose has developed the INACTINE (TM) technology platform for the inactivation of viral pathogens in blood components for transfusion, plasma derivatives, the biopharmaceuticals. The Company intends to continue to use the assets of Pentose to develop and commercialize antiviral products for medical use based on applications of nucleic acid chemistry.

     Prior to the merger, the Company and Pentose were parties to an Option, Development, Manufacture and License Agreement whereby the Company was contracted to perform an initial evaluation relating to a possible collaboration using the parties' respective technologies and to further develop and commercialize virally inactivated blood products. The Company paid $500,000 to Pentose to review and examine Pentose's viral inactivation technology for a stated period. Upon expiration of the evaluation period, the Company had the option (the "Option") to acquire the exclusive right and license to the Pentose technology for a stated amount, subject to certain terms and conditions.
In addition Ampersand Ventures owned approximately 52% of Pentose's Common Stock (assuming the conversion of all preferred stock to common stock) and 21% of the Company's Common Stock prior to the merger and, as a result of the merger, owns approximately 33% of the Common Stock of the Company. Mr. Charpie and Mr. Parker were members of the board of directors of Pentose prior to the merger. The third Pentose Director, Dr. Samuel K. Ackerman, who held approximately 16% of Pentose's common stock (assuming the conversion of preferred stock to common stock) and who holds approximately 2% of the Company Common Stock as a result of the merger, has been appointed as a Director and Executive Vice President of the Company.

     The Company has entered into various license agreements with the NYBC. Under these agreements, the Company has been granted exclusive and non-exclusive worldwide licenses under the NYBC patents relating to viral inactivation and other technologies. The Company also has rights of first negotiation for the license to any NYBC improvements not otherwise exclusively licensed in the field of viral inactivation for use with certain products, as defined. Under the license agreements, the Company is required to pay royalties to the NYBC on the

Company's revenues derived from the use of these licenses, as defined.
The Company is required to pay aggregate minimum royalties to maintain its exclusive licenses of $1,500,000 in Fiscal Year 1999, $1,800,000 in Fiscal Year 2000, and $1,800,000 in each year thereafter. Royalty and milestone payments in the amount of $1,700,000 were payable to the NYBC during Fiscal Year 1999, $1,037,000 were payable to the NYBC during Fiscal Year 1998, while $600,000 were payable to the NYBC in 1997, of which $300,000 was paid in cash and the balance paid pursuant to a Stock Purchase Agreement, whereby the Company issued 35,778 shares of Common Stock to the NYBC. The Company also is required to meet certain research and development milestones, as defined, to maintain its exclusive licenses. Further, the Company is required to spend a minimum annual amounts towards the further development, evaluation and registration of products, as defined. If minimum royalties are not paid or if any milestone is not met, as defined for a given country, the NYBC may terminate the license for that country and may terminate other such licenses if the licenses in all covered countries have been individually terminated. The NYBC may terminate any license by reasonable notice if the Company fails to cure a breach, conform to government regulations, or sell products within a specified number of years, as defined. Upon termination, all rights revert to the NYBC. The Company is currently in compliance with all such obligations and covenants. The NYBC sponsors certain scientific research at the Company. NYBC made payments of $45,000 to the Company for Fiscal Year 1999. Mr. Tendler, a Director of the Company, is a member of the Board of Trustees and the Executive Committee of NYBC.

     In February 1998, the Company and Pall Corporation ("Pall") entered into a series of agreements (the "Pall Agreements") providing for, among other things, a collaboration on the development and marketing of systems employing the company's light-activated compounds and Quencher viral inactivation technologies for red blood cell concentrates. Pall is a leading manufacturer and supplier of filtration products, including those relating to the collection, preservation, processing, manipulation, storage and treatment of blood and blood components. Under the Pall Agreements, Pall receives exclusive worldwide distribution rights to any system incorporating any of the Company's viral inactivation technology for red blood cells and platelets. The parties have also agreed to share research, development, clinical and regulatory responsibilities and will equally share profits and joint expenses from operations after each party is reimbursed for its cost of goods. Upon execution of the Pall Agreements in February 1998, Pall acquired 477,042 shares of Common Stock for $4.0 million or $8.39 per share. Pursuant to the terms of the Pall Agreements, Pall acquired 448,028 shares of the Company's Common Stock in a private placement, which closed contemporaneously with, and at the same price, terms, and conditions as the initial public offering of the Company's Common Stock in June 1998. In addition, the Pall Agreements provide that Pall will purchase up to $17.0 million worth of Common Stock at the prevailing market price per share in installments tied to the achievement of specified development milestones in the development of the Company's red blood cell concentrates. In Fiscal Year 1999, the Company purchased approximately $742,580 of production related materials from Pall. Mr. Hayward-Surry, a Director of the Company, is the President and a member of the board of directors of Pall Corporation.

     Dr. Bernard Horowitz, a Director of the Company and formerly the Company's Executive Vice President and Chief Scientific Officer, is one of the inventors named in the patents covering viral inactivation technologies owned by the NYBC and licensed to the Company. Under the terms of arrangements with the NYBC, Dr. Horowitz will receive a percentage of the royalty payments made by the Company to the NYBC based on sales of the Company's products and systems employing the licensed S/D, UVC or LAC technologies.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return of the Company's Common Stock from June 11, 1998 (the date that the Company's stock began trading publicly) through December 31, 1999 against the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

[THE TABLE BELOW WAS ALSO REPRESENTED IN THE PRINTED MATERIAL BY A LINE GRAPH]

    COMPARISON OF CUMULATIVE TOTAL RETURN AMOUNG V.I. TECHNOLOGIES, INC.,
       THE NASDAQ STOCK MARKET INDEX AND THE NASDAQ PHARMACEUTICAL INDEX

                                          Base Date
Company/Index Name                      June 11, 1998           December 31, 1998            December 31, 1999
------------------                      -------------           -----------------            -----------------
V.I. Technologies, Inc.                    $100.00                   $ 92.22                      $ 61.11
--------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index                  $100.00                   $127.03                      $235.71
--------------------------------------------------------------------------------------------------------------
NASDAQ Pharmaceutical Index                $100.00                   $126.59                      $234.06
--------------------------------------------------------------------------------------------------------------

     The graph shown above assumes that $100 was invested in the Company's Common Stock and in each index on June 11, 1998. The total return for the indices used assumes the reinvestment of all dividends.

EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Barr is party to a letter agreement with the Company, dated
November 10, 1997, pursuant to which he serves as President and Chief Executive Officer. Under this agreement, Mr. Barr is entitled to annual base compensation of $280,000, subject to increase by the Board, and is also entitled to a performance bonus based upon the achievement of financial and other performance goals.

     Mr. Higgins is a party to a letter agreement with the Company, dated
June 15, 1998, pursuant to which he serves as Executive Vice President, Operations and Chief Financial Officer. Under this agreement, Mr. Higgins is entitled to annual base compensation of $185,000, subject to increase by the Board, and is also entitled to a performance bonus based upon the achievement of financial and other performance goals. In addition, the letter agreement provided for a grant of an option to purchase 100,000 shares of Common Stock. This grant will vest in four equal annual installments, with the first installment vesting one year from the date of grant.

     Dr. Horowitz, the Company's former Executive Vice President and Chief Scientific Officer, is a party to a Separation Agreement and General Release with the Company, dated September 13, 1999. Under the Separation Agreement, Dr. Horowitz resigned from his employment with the Company and received a payment of $198,919. In addition, the vesting of all of Dr. Horowitz's stock options accelerated. This Agreement superceded the previous employment agreement between the Company and Dr. Horowitz dated January 15, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Lerner and Parker and Dr. Wicker. No member of the Compensation Committee has at any time been an officer or employee of the Company. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

     Mr. Parker, a member of the Compensation Committee, is a General Partner of ASMC-III and ASMC-IIICF, which two funds owned an aggregate of 52% of the common stock of Pentose Pharmaceuticals, Inc. ("Pentose") prior to the merger of Pentose into the Company as described above in "Certain Relationships and Related Transactions".

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during Fiscal Year 1999 filing requirements under Section 16(a) applicable to its directors and executive officers were met.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K for Fiscal Year 1999 is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to June Heck at V.I. Technologies, Inc., 155 Duryea Road, Melville, New York 11747.

                                 OTHER MATTERS

     The Board does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

     The Board hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares even though they have sent in their proxies.

                          By Order of the Board of Directors

                          June Heck, Secretary

Melville, New York
April 26, 2000

                                                                      Appendix A

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
V.I. TECHNOLOGIES, INC.


RECORD DATE SHARES:


1.  Election Of Class II Directors.

    Nominees: Jeremy Hayward-Surry
              Peter D. Parker
              Damion E. Wicker


    [ ]  For All Nominees     [ ]  Withheld From All Nominees


    [ ]
         ---------------------------------------------
         For all nominees except for the nominees listed in the space above.

2. Amendments to the Company's 1998 Equity Incentive Plan (the "1998 Equity Plan") to increase the maximum number of shares of the Company's Common Stock for which awards may be granted under the 1998 Equity Plan from 2,400,000 to 33,000,000.

                [ ]  For     [ ]  Against    [ ]  Abstain

3.  Ratification of appointment of KPMG LLP as independent accountants.

                [ ]  For     [ ]  Against    [ ]  Abstain



Mark box at right if an address change or comment has
been noted on the reverse side of this card                [ ]


Please be sure to sign and date this Proxy.


Date
     ------------------------


--------------------------------------------------------------------------------
Stockholder sign here                      Co-owner sign here

DETACH CARD                                                          DETACH CARD

                             V.I. TECHNOLOGIES, INC.


      Dear Stockholder,

      Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

      Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

      Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

      Your vote must be received prior to the Annual Meeting of Stockholders, May 26, 2000. Thank you in advance for your prompt consideration of these matters.

      Sincerely,

      V.I. Technologies, Inc.

                            V.I. TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas T. Higgins and June Heck and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the 2000 Annual Meeting of Stockholders to be held on May 26, 2000, or any adjournment thereof, and there to vote all the shares of V.I. Technologies, Inc. held of record by the undersigned on April 3, 2000, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR CLASS II DIRECTOR AND FOR PROPOSALS 2 AND 3. If a nominee for director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

--------------------------------------------------------------------------------
                    PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

------------------------------               ------------------------------

------------------------------               ------------------------------

------------------------------               ------------------------------

                       (To be signed on the reverse side)

                                                                      Appendix B


V.I. TECHNOLOGIES, INC.

1998 EQUITY INCENTIVE PLAN

AS PROPOSED FOR SHAREHOLDER APPROVAL AT MAY 26, 2000 ANNUAL MEETING



Section 1.  Purpose
            -------

          The purpose of the V.I. Technologies, Inc. 1998 Equity Incentive Plan (the "Plan") is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company's Common Stock.

Section 2.  Definitions
            -----------

          "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

          "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

          "Committee" means a committee comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If the Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3"), or an "outside director" or the equivalent within the meaning of
Section 162(m) of the Code, respectively. In the event no such Committee is appointed, then "Committee" means the Board.

          "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

          "Company" means V.I. Technologies, Inc.

          "Covered Employee" means a person whose income is subject to Section 162(m) of the Code.

          "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

          "Effective Date" means January 25, 1996.

          "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

          "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

          "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

          "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

          "Participant" means a person selected by the Committee to receive an Award under the Plan.

          "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

          "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

          "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

          "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

          "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

          "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

          "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  Administration
            --------------

          The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions delegated to the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  Eligibility
            -----------

          All employees and, in the case of Awards other than Incentive Stock Options, Directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards
            --------------------------

          (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,000,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options
            -------------

          (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal and state securities laws, as it considers necessary or advisable. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

          (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

          (c) Until the completion of an initial public offering of the Common Stock, each optionholder shall execute a Stock Purchase and Right of Repurchase Agreement, substantially in the form of Exhibit 1 hereto, prior to the purchase
                                        ---------
of any Stock pursuant to the exercise of Options. Each Option shall be exercisable at such times and subject to such additional terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

          (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

          (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights
            -------------------------

          (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

          (b) The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of grant, provided that such a

SAR granted to a new employee or consultant within 90 days of the date of employment may have a lower exercise price so long as it is not less than 100% of the Fair Market Value on the date of employment.

          (c) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  Performance Shares
            ------------------

          (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

          (b) The committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

          (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock
            ----------------

          (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

          (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Notwithstanding the foregoing, in the Committee's discretion, Awards in the form of Restricted Stock may be made transferable to a limited liability company controlled solely by the Participant. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the

Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Units
             -----------

          (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

          (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11. Other Stock-Based Awards
            ------------------------

          (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

          (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  General Provisions Applicable to Awards
             ---------------------------------------

          (a) Limitations on Grants of Options and SARs. Subject to adjustment under Section 5(b), the number of shares subject to Options and SARs granted to any one individual during any fiscal year may not exceed 223,613 shares.

          (b) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution or, if then permitted by Rule 16b-3, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative.

          (c) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

          (d) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

          (e) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

          (f) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
(ii) cash payments in lieu of or in addition to an Award.

          (g) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

          (h) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

          (i) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

          (j) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

          (k) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the

Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

          (l) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.  Miscellaneous
             -------------

          (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

          (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

          (c) Effective Date. The 1996 Equity Incentive Plan became effective on January 25, 1996. Subject to the approval of the Stockholders of the Company, this 1998 Equity Incentive Plan, which amends and restates the 1996 Equity Incentive Plan, will become effective on February 18, 1998. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

          (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

          (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

_________________________________________